UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

SPARTAN MOTORS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 22, 2004

To Our Shareholders:

         You are cordially invited to attend the annual meeting of shareholders of Spartan Motors, Inc. on Tuesday, May 18, 2004, at 4:30 p.m., local time. The annual meeting will be held at the Road Rescue plant at 2914 Spartan Place, Marion, South Carolina 29571.

         At the annual meeting, in addition to voting on the election of directors and the ratification of the appointment of Ernst & Young LLP as independent auditors for the current fiscal year, you will hear a report on Spartan Motors' business activities. On the following pages you will find the notice of annual meeting of shareholders and the proxy statement. We are mailing the proxy statement and enclosed proxy card to our shareholders on or about April 22, 2004.

         It is important that your shares be represented at the annual meeting, regardless of how many shares you own. Whether or not you plan to attend the annual meeting, please sign, date and return the enclosed proxy card as soon as possible. Sending a proxy card will not affect your right to vote in person if you attend the meeting.

Sincerely,

John E. Sztykiel President and Chief Executive Officer

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our shareholders:

         You are cordially invited to attend the 2004 annual meeting of shareholders of Spartan Motors, Inc. The meeting will be held on Tuesday, May 18, 2004, at 4:30 p.m., local time, at the Road Rescue plant at 2914 Spartan Place, Marion, South Carolina 29571. At the meeting, we will:

(1)	consider and vote on the election of two directors to three-year terms expiring in 2007;

(2)	consider and vote on a proposal to ratify the appointment of Ernst & Young LLP as Spartan Motors' independent auditors for the current fiscal year; and

(3)	transact such other business as may properly come before the annual meeting.

         You may vote at the meeting only if you were a shareholder of record of Spartan Motors common stock at the close of business on April 1, 2004.

         A copy of the annual report to shareholders for the year ended December 31, 2003 is enclosed with this notice. We are mailing the following proxy statement and enclosed proxy card to our shareholders on or about April 22, 2004.

James W. Knapp
Secretary

Charlotte, Michigan
April 22, 2004

Your vote is important. Even if you plan to attend the meeting, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY.

SPARTAN MOTORS, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 18, 2004

PROXY STATEMENT

Introduction

Use of Terms

         In this proxy statement, "we," "us," "our" and "Spartan Motors" refer to Spartan Motors, Inc., and "you" and "your" refer to shareholders of Spartan Motors.

Time and Place of Annual Meeting

         You are cordially invited to attend the 2004 annual meeting of shareholders of Spartan Motors, Inc. The annual meeting will be held on Tuesday, May 18, 2004, at 4:30 p.m., local time, at the Road Rescue plant at 2914 Spartan Place, Marion, South Carolina 29571.

Solicitation of Proxies

         This proxy statement and the enclosed proxy card are being furnished to you in connection with the solicitation of proxies by Spartan Motors' board of directors for use at the annual meeting, and any adjournment of the meeting.

Mailing Date

         This proxy statement is being mailed to Spartan Motors' shareholders on and after April 22, 2004.

Purposes of the Meeting

         The purposes of the annual meeting are to consider and vote on:

•	the election of two directors to three-year terms expiring in 2007;

•	the ratification of the appointment of Ernst & Young LLP as our independent auditors for the current fiscal year; and

•	such other business as may properly come before the meeting.

         We do not know of any other matters to be presented for consideration at the annual meeting. If any other matters are presented, the persons named as proxies on the enclosed proxy card will have discretionary authority to vote on those matters in accordance with their judgment.

Record Date

         You may vote at the meeting if you were a shareholder of record of Spartan Motors common stock on April 1, 2004. Each such shareholder is entitled to one vote per share on each matter presented for a shareholder vote at the meeting.

         As of April 1, 2004, there were 12,257,512 shares of Spartan Motors common stock outstanding.

How to Vote Your Shares

         If you are a shareholder of record, that is, you hold your Spartan Motors stock in certificate form, you may vote by returning the enclosed proxy card. If you properly complete and sign the enclosed proxy card and return it so that we receive it before the meeting, the shares of Spartan Motors common stock represented by your proxy will be voted at the annual meeting and any adjournment of the annual meeting, as long as you do not revoke the proxy before or at the meeting.

         Regardless of how you vote, if you specify a choice, your shares will be voted as specified. If you do not specify a choice on your signed, returned proxy, your shares will be voted for (1) the election of all nominees for director named in this proxy statement, (2) the ratification of the appointment of Ernst & Young LLP as Spartan Motors' independent auditors for the current fiscal year and (3) with respect to any other matters that may come before the meeting or any adjournment of the meeting, in accordance with the discretion of the persons named as proxies on the proxy card.

"Street Name" Shareholders

         If you hold your shares in "street name," that is, your shares are registered in the name of a bank, broker or other nominee, which we will collectively refer to as your "broker," your broker must vote your shares if you provide it with proper and timely voting instructions. Please check the voting forms and instructions provided by your broker or its agent.

How to Revoke Your Proxy

         If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by doing any of three things:

•	by delivering written notice of revocation to Spartan Motors' Corporate Secretary, 1165 Reynolds Road, Charlotte, Michigan 48813;

•	by delivering a proxy card bearing a later date than the proxy that you wish to revoke; or

•	by attending the meeting and voting in person.

         Your last vote properly received before the meeting is the vote that will be counted. Please note that attending the meeting will not by itself revoke your proxy.

         If you are a street name holder and have instructed your broker to vote your shares, you must follow directions from your broker to change your vote.

Quorum

         In order for business to be conducted at the meeting, a quorum must be present. The presence in person or by properly executed proxy of the holders of a majority of all of the issued and outstanding shares of Spartan Motors common stock entitled to vote is necessary for a quorum at the meeting. For purposes of determining whether a quorum is present, we will include shares that are present or represented by proxy, including abstentions and broker non-votes.

Adjournment

         The shareholders present at the meeting, in person or represented by proxy, may by a majority vote adjourn the meeting despite the absence of a quorum. If there is not a quorum at the meeting, we expect to adjourn the meeting to solicit additional proxies.

Required Votes

         Election of Directors. A plurality of the shares voting is required to elect directors. This means that if there are more nominees than positions to be filled, the nominees who receive the most votes will be elected to the open director positions. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will be counted as not voted. These shares will be deducted from the total shares of which a plurality is required.

         Other Matters. The proposal to ratify the appointment of Ernst & Young LLP as Spartan Motors' independent auditors for the current fiscal year will be approved if a majority of the shares voted at the meeting are voted in favor of this proposal. In counting votes on this proposal, abstentions and broker non-votes will not be counted as voted. Shares that are not voted will be deducted from the total shares of which a majority is required.

         We do not know of any other matters to be presented for shareholder action at the annual meeting.

         Broker Non-Votes. A broker non-vote occurs when a shareholder holds his or her stock through a broker and the broker does not vote those shares. This usually occurs because the broker has not received timely voting instructions from that shareholder and the broker does not have discretionary voting power for the particular item upon which the vote is taken.

         It is important that you instruct your broker how to vote shares held by you in street name using the vote instruction form provided by your broker. Your broker should vote your shares as you direct if you provide timely instructions on how to vote by following the information provided to you by your broker.

Election of Directors

Nominees for Election

         The board of directors proposes that the following two individuals be elected as directors of Spartan Motors for three-year terms expiring at the annual meeting of shareholders to be held in 2007:

George Tesseris
David R. Wilson

         Each nominee is presently a director of Spartan Motors whose term will expire at the annual meeting. Biographical information concerning the nominees appears below under the heading "Spartan Motors' Board of Directors and Executive Officers," beginning on page 6.

         The persons named as proxies in the proxy card intend to vote for the election of each of the nominees. The proposed nominees are willing to be elected and to serve as directors of Spartan Motors. However, if any or all or the nominees become unable to serve or otherwise unavailable for election, which we do not anticipate, the incumbent board of directors may or may not select a substitute nominee or nominees. If a substitute nominee or nominees is or are selected, the shares represented by your proxy card will be voted for the election of the substitute nominee(s), unless you give other instructions. If a substitute is not selected, all proxies will be voted for the election of the remaining nominee(s). Proxies will not be voted for more than two nominees.

         Your board of directors recommends that you vote FOR election of each nominee.

Ownership of Spartan Motors Stock

Five Percent Shareholders

         The following table sets forth information as to each person or other entity (including any group) known to Spartan Motors to have been the beneficial owner of more than 5% of Spartan Motors' outstanding shares of common stock as of April 1, 2004 (or any different dates specified in the footnotes to the table):

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Sole Voting and Dispositive Power(1)	Shared Voting or Dispositive Power	Total Beneficial Ownership(1)	Percent of Class

William F. Foster(2)	1,024,817	--	1,024,817	8.36%

Royce & Associates, LLC(3) 1414 Avenue of the Americas New York, New York 10019	1,263,300	--	1,263,300	10.31%

Wellington Management Company, LLP(4) 75 State Street Boston, Massachusetts 02109	--	1,199,800	1,199,800	9.78%

(1)

For Mr. Foster, these numbers include shares subject to options that are currently exercisable or that are exercisable within 60 days after April 1, 2004, granted under Spartan Motors' stock option plans. For Mr. Foster the number of shares subject to such options was 110,000.

(2)	Based on information provided by Mr. Foster. Mr. Foster's address is c/o Spartan Motors, Inc., 1165 Reynolds Road, Charlotte, Michigan 48813.

(3)

Based on information set forth in a Schedule 13G filed with the SEC on February 6, 2004. The Schedule 13G indicates that as of December 31, 2003, Royce & Associates, LLC, was considered the beneficial owner of 1,263,300 shares of Spartan Motors common stock as a result of serving as an investment advisor to various clients. The Schedule 13G indicates that, as of December 31, 2003, Royce & Associates had sole voting and dispositive power over 1,263,300 shares of Spartan Motors common stock.

(4)

Based on information set forth in a Schedule 13G filed with the SEC on February 12, 2004. The Schedule 13G indicates that, as of December 31, 2003, Wellington Management Company, LLP, was considered the beneficial owner of 1,199,800 shares of Spartan Motors common stock as a result of serving as an investment advisor to various clients. The 13G indicates that Wellington Management Company, LLP had shared voting power over 1,124,800 shares of Spartan Motors common stock and shared power to dispose of 1,199,800 shares of Spartan Motors common stock.

Security Ownership of Management

         The following table sets forth the number of shares of common stock that each of Spartan Motors' directors and nominees for director, each of the named persons (as that term is defined in the Summary Compensation Table on page 10) and all directors and executive officers (including all named persons) as a group beneficially owned as of April 1, 2004:

	Amount and Nature of Beneficial Ownership(1)
Name of Beneficial Owner	Sole Voting and Dispositive Power(2)	Shared Voting or Dispositive Power(3)	Total Beneficial Ownership(2)(3)	Percent of Class

John E. Sztykiel	157,146	182,405	339,551	2.7%
William F. Foster	1,024,817	--	1,024,817	8.3%
David R. Wilson	78,500	--	78,500	0.6%
George Tesseris	85,500	1,000	86,500	0.7%
Charles E. Nihart	72,250	--	72,250	0.6%
Richard J. Schalter	46,763	225	46,988	0.4%
Kenneth Kaczmarek	8,000	--	8,000	0.1%
James W. Knapp	20,500	--	20,500	0.2%
James L. Logan	50,327	--	50,327	0.4%
All directors and named persons as a group	1,543,803	183,630	1,727,433	13.5%

*Less than 1%.

(1)

The number of shares stated is based on information provided by each person listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

(2)

These numbers include shares held directly and shares subject to options that are currently exercisable or that are exercisable within 60 days after April 1, 2004, that were awarded under Spartan Motors' 1984 and 1994 Incentive Stock Option Plans, our 1988 Non-Qualified Stock Option Plan, our Stock Option and Restricted Stock Plan of 1998, or our Stock Option and Restricted Stock Plan of 2003. The number of shares subject to such stock options for each listed person is shown below:

John E. Sztykiel	137,500
William F. Foster	110,000
David R. Wilson	68,500
George Tesseris	67,500
Charles E. Nihart	67,500
Richard J. Schalter	42,500
Kenneth Kaczmarek	7,000
James W. Knapp	20,500
James L. Logan	45,000
All directors and executive officers as a group	566,000

(3)

These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

Spartan Motors' Board of Directors and Executive Officers

         Spartan Motors' board of directors currently consists of seven directors. The board of directors is divided into three classes, with each class as nearly equal in number as possible. Each class of directors serves a successive three-year term.

         Biographical information concerning Spartan Motors' directors, executive officers and persons who are nominated for election to the board of directors is presented below.

Nominees for Election as Directors to Terms Expiring in 2007

         George Tesseris (age 72) has been a director since 1984. Mr. Tesseris has been a practicing partner with the law firm of Tesseris, P.C. (formerly Tesseris and Crown, P.C.) since 1981. From 1972 to 1981, Mr. Tesseris was a partner in the law firm of Church, Wyble, Kritselis and Tesseris.

         David R. Wilson (age 68) has been a director since 1996 and Chairman of the Board since June 2002. Since 1993, Mr. Wilson has been an independent consultant to the automotive and commercial vehicle industry. From 1982 to 1993, Mr. Wilson was Vice President of Volvo GM Heavy Duty Truck Corporation and from 1979 to 1982, Mr. Wilson served as general manager of field operations for Mercedes Benz of North America.

Directors With Terms Expiring in 2005

         William F. Foster (age 62) has been a director since 1978. Mr. Foster, a firefighter for approximately 30 years, is a founder of Spartan Motors and has served as its Vice President since 1976. From 1965 to 1975, Mr. Foster served as a designer draftsman for Diamond Reo Trucks, Inc.

         Richard J. Schalter (age 50) has been a director since August 1999. Mr. Schalter, a certified public accountant, has served as Executive Vice President since August 2000. From November 1996 to July 2002, he served as Chief Financial Officer, as well as Secretary and Treasurer. From June 1989 until November 1996, Mr. Schalter served as Treasurer and Director of Finance and Administration of Great Lakes Hybrids, an international distributor and subsidiary of KWS a.g. From March 1986 to June 1989, Mr. Schalter served as Treasurer and financial administrator for Martin Systems, Inc., a worldwide supplier of electrical controls and machine operating systems.

Directors with Term Expiring in 2006

         John E. Sztykiel (age 47) has been a director since 1988. Mr. Sztykiel has been Spartan Motors' President since December 1992 and Chief Executive Officer since June 2002. He was our Chief Operating Officer from December 1992 to June 2002. Mr. Sztykiel previously served as the Executive Vice President and Vice President of Sales of Spartan Motors from 1989 to 1990. From 1985 to 1989, he was our Director of Marketing - Diversified Products Group.

         Charles E. Nihart (age 67) has been a director since 1984. Mr. Nihart, a certified public accountant consultant, established the certified public accounting firm of Nihart and Nihart, P.C., in 1972. The Lansing offices of Nihart and Nihart merged with Maner, Costerison and Ellis, P.C., C.P.A., on January 1, 1989. Mr. Nihart was affiliated with the firm on a consulting basis until 2001. Mr. Nihart is the former owner and President of AARO Rentals, Inc., of Lansing, Michigan, a rental company of heavy duty equipment, which he sold in 2000.

         Kenneth Kaczmarek (age 64) has been a director since 2003. Mr. Kaczmarek brings nearly four decades of automotive and heavy-truck industry experience to our board of directors. Prior to joining our board of directors, Mr. Kaczmarek was an independent consultant to the automotive industry from 1996 to 2000. From 1994 to 1996, Mr. Kaczmarek had various executive responsibilities, including service as

President of Volvo Truck Finance during its start-up phase. From 1981 to 1994, he was the Chief Financial Officer and Executive Vice President of Finance of Volvo GM Heavy Truck Corporation.

Executive Officers Who Are Not Directors

         James W. Knapp (age 58) has been our Chief Financial Officer, Secretary and Treasurer since July 2002. Mr. Knapp has a background that includes more than three decades in finance, operations and information systems. Prior to joining Spartan Motors, he served as Chief Financial Officer of G&T Industries, a privately held manufacturing and distribution firm, from 1997 to January 2002. He was an independent consultant from January 2002 through June 2002. He also served for eight years with Smiths Industries, a publicly traded London-based manufacturer of aerospace, medical and industrial products, in the positions of Vice President of Finance and Information Technology for North American Aerospace and, earlier, Vice President of Finance and Administration for the Grand Rapids, Michigan division. Additionally, he spent 10 years in finance and operations with Herman Miller, Inc., a publicly traded office furniture manufacturer.

Board Meetings, Annual Meeting and Committees

         Spartan Motors' board of directors held 11 meetings during 2003. Each incumbent director attended at least 75% of the aggregate of (1) the total number of board of directors meetings and (2) the total number of meetings held by all committees of the board of directors on which he served (held during the periods that he served on the board and on such committees). Spartan Motors does not have a policy regarding director attendance of annual shareholder meetings. Typically, all or most of the directors of Spartan Motors attend the annual shareholder meeting. All of the directors of Spartan Motors attended the annual shareholder meeting in 2003.

         Spartan Motors believes that Messrs. Nihart, Kaczmarek, Tesseris and Wilson are "independent," as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD").

         The board of directors has the following standing committees:

         Audit Committee. The primary purpose of Audit Committee is to provide assistance to the board of directors in fulfilling its oversight responsibility relating to: Spartan Motors' financial statements and the accounting and financial reporting process; Spartan Motors' systems of internal accounting and financial controls; the qualification and independence of outside auditor; the annual independent audit of Spartan Motors' financial statements; legal and regulatory compliance; and ethics issues. Among other things, the Audit Committee oversees the audit of the financial statements and is directly responsible for the selection, appointment, compensation, retention and oversight of the work of the independent auditors engaged by Spartan Motors. The Audit Committee operates pursuant to a written charter, a copy of which is included as Appendix A to this proxy statement.

         The Audit Committee has a Pre-Approval Policy to pre-approve the audit and non-audit services performed by the independent public auditors. All services provided by the independent auditor are within general pre-approval limits; or, up to a certain dollar amount, approved by the Chairman of the Audit Committee, who must communicate the approval to the full Audit Committee; or, above a certain dollar amount, approved by the full Audit Committee. The general pre-approval limits are detailed as to each particular service and are limited by a specific dollar amount for each type of service.

         Spartan Motors believes that all of the members of the Audit Committee are "independent," as that term is defined in Rule 4200(a)(15) of the NASD.

         Messrs. Nihart and Kaczmarek are considered audit committee "financial experts" as the term is defined in rules issued by the Securities and Exchange Commission.

         Messrs. Nihart (Chairman), Tesseris, Wilson and, since February 2003, Mr. Kaczmarek are members of the Audit Committee. The Audit Committee met 10 times during 2003.

         Compensation Committee. The responsibilities of the Compensation Committee include:

•	recommending the cash and other incentive compensation, if any, to be paid to Spartan Motors' executive officers;

•	reviewing and making recommendations to the board of directors regarding stock options awarded under Spartan Motors' stock option plans; and

•	reviewing all material proposed option plan changes.

         The Compensation Committee also determines the employees to whom options will be granted, the number of shares covered by each option, the exercise price of each option and other matters associated with option awards.

         Messrs. Tesseris (Chairman), Nihart and Wilson are members of the Compensation Committee. The Compensation Committee met 4 times during 2003.

         Nominating Committee. The Nominating Committee develops and recommends to Spartan Motors' board of directors criteria for the selection of candidates for director, seeks out and receives suggestions concerning possible candidates, reviews and evaluates the qualifications of possible candidates and recommends to the board of directors candidates for vacancies occurring from time to time and for the slate of directors to be proposed on behalf of the board of directors at each annual meeting of shareholders. The Nominating Committee does not currently have a written committee charter. However, a written committee charter will be presented to the Spartan Motors board of directors for its consideration and approval at the board meeting scheduled to take place April 27, 2004. Spartan Motors intends to post the written Committee Charter adopted by the board of directors on its website at www.spartanmotors.com as soon as reasonably practicable following the adoption of the charter by the board of directors.

         The Nominating Committee believes a candidate for a position on the board of directors of Spartan Motors should, at a minimum, be an individual of the highest character and integrity; be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director; possess substantial and significant experience that would be of particular importance to Spartan Motors in the performance of the duties of a director; have sufficient time available to devote to the affairs of Spartan Motors in order to carry out the responsibilities of a director; and have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

         Nominations of candidates for election to the board of directors of Spartan Motors at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors may be made by the board of directors or, pursuant to the process described below, by a shareholder of record of shares of a class entitled to vote at such annual or special meeting of shareholders.

         David Wilson (Chairman), Kenneth Kaczmarek and William Foster are the members of the Nominating Committee. Messrs. Wilson and Kaczmarek are independent as defined by Rule 4200(a)(15) of the NASD. Mr. Foster is not independent as defined by Rule 4200(a)(15) of the NASD. The Nominating Committee met 1 time during 2003.

         Shareholder Nominations of Directors. The Nominating Committee will consider nominees for election to the board of directors submitted by shareholders. Spartan Motors' bylaws provide that any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of the shareholder's intent to make a nomination or nominations has been given to Spartan Motors' Secretary at least 120 days before the date of notice of the meeting if the meeting is an annual meeting, and not more than seven days following the date of notice of the meeting if the meeting is a special meeting at which directors will be elected.

         Each such notice to the Secretary must include:

•	the name, age, business address and residence of each nominee proposed in the notice;

•	the principal occupation or employment of each nominee;

•	the number of shares of capital stock of Spartan Motors that each nominee beneficially owns;

•	a statement that each nominee is willing to be nominated; and

•	such other information concerning each nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominees.

Communicating with the Board

         Shareholders and interested parties may communicate with members of Spartan Motors' board of directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o James W. Knapp, Secretary, Spartan Motors, Inc., 1165 Reynolds Road, Charlotte, Michigan 44813.

Executive Compensation

Compensation Summary

         The following table shows certain information concerning the compensation earned during each of the three fiscal years in the period ended December 31, 2003, by the Chief Executive Officer, each of our executive officers who served in positions other than Chief Executive Officer at the end of the last completed fiscal year and whose salaries and bonus for 2003 were in excess of $100,000 and one additional person whose salary and bonus for 2003 was greater than $100,000 but does not serve as an executive officer (collectively, the "named persons"). During 2002, two different persons served in the position of Chief Executive Officer: George Sztykiel retired after the 2002 annual meeting of shareholders, at which point John E. Sztykiel replaced him in that position.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Year	Salary(1)	Bonus(2)	Number of Shares Underlying Options	All Other Compensation

George W. Sztykiel(3) Chief Executive Officer	2002 2001	$77,380 137,889	$113,401 77,899	0 12,500	$	-- --

John E. Sztykiel(3) President, Chief Executive Officer and Director	2003 2002 2001	$207,691 184,354 167,246	$39,369 281,332 107,371	20,000 20,000 15,000	$	-- -- --

Richard J. Schalter Executive Vice President and Director	2003 2002 2001	$176,255 164,688 150,123	$154,806 233,901 85,943	15,000 15,000 12,500	$	-- -- --

William F. Foster Vice President and Director	2003 2002 2001	$98,246 96,141 89,791	$41,115 61,324 29,757	12,500 12,500 12,500	$	-- -- --

James W. Knapp(4) Chief Financial Officer, Secretary and Treasurer	2003 2002	$137,541 59,500	$28,340 79,372	10,000 10,500	$	-- --

James L. Logan Vice President of Engineering, Spartan Motors Chassis	2003 2002 2001	$142,338 132,788 122,175	$103,743 131,171 63,463	7,500 7,500 7,500	$	-- -- --

(1)

Includes director fees paid by Spartan Motors. See "Compensation of Directors" on page 12. Also includes amounts deferred pursuant to a plan established under Section 401(k) of the Internal Revenue Code.

(2)

Includes payments under (1) our Quarterly Bonus Program, in which all employees of Spartan Motors participate, and (2) our Spartan Profit and Return Management Incentive Bonus Plan, which is described in "Compensation Committee Report on Executive Compensation-Annual Bonuses" on page 14.

(3)

George Sztykiel stepped down as Chief Executive Officer of Spartan Motors after the 2002 annual meeting of shareholders, which was held on June 11, 2002 (at which point John Sztykiel became CEO). Accordingly, amounts reported as George Sztykiel's salary for 2002 represent only approximately 6.5 months of salary.

(4)	Mr. Knapp joined Spartan Motors in July 2002. Accordingly, amounts reported as his salary for 2002 represent only approximately six months of salary.

         Our stock option plans are administered by the Compensation Committee of the board of directors, which has authority to determine the individuals to whom and the terms upon which options will be granted, the number of shares to be subject to each option and the form of consideration that may be paid upon the exercise of an option.

         The following table sets forth information regarding stock options granted to the named persons during 2003:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying	Percent of Total Options Granted to	Exercise Price		Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted(1)	Employees in Fiscal Year	Per Share	Expiration Date	0%	5%	10%

John E. Sztykiel	20,000	4.2%	$10.10	12/30/2013	--	$127,037	$321,936

Richard J. Schalter	15,000	3.1	10.10	12/30/2013	--	95,278	241,452

William F. Foster	12,500	2.6	10.10	12/30/2013	--	79,398	201,210

James W. Knapp	10,000	2.1	10.10	12/30/2013	--	63,518	160,968

James L. Logan	7,500	1.6	10.10	12/30/2013	--	47,639	120,726

(1)

On December 31, 2003, Spartan Motors granted options to purchase shares of Spartan Motors common stock over a 10-year period. Exercise prices of stock options are determined by the Compensation Committee and were equal to the fair market value of Spartan Motors common stock on the date of grant. (On December 31, 2003, the closing price of Spartan Motors common stock, as reported on NASDAQ, was $10.10 per share). Options are immediately exercisable. Options terminate, subject to certain limited exercise provisions, in the event of death or termination of employment or directorship. With respect to options granted under the Stock Option and Restricted Stock Plan of 1998, the Compensation Committee may include provisions in the stock option agreement or certificate of award that provide that if a change in control (as defined in that plan) of Spartan Motors occurs, then the stock option will immediately vest or, alternatively, the option holder would receive cash in lieu of the options.

         The following table summarizes the options exercised by the named persons during 2003 and the options held by them as of December 31, 2003:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John E. Sztykiel	--	--	137,500	--	$ 270,618	--
Richard J. Schalter	--	--	42,500	--	35,188	--
William F. Foster	12,500	$ 70,813	110,000	--	262,675	--
James W. Knapp	--	--	20,500	--	750	--
James L. Logan	--	--	45,000	--	155,243	--

(1)	An option is considered "in the money" for purposes of this table if its exercise price was lower than the market value of Spartan Motors common stock as of December 31, 2003 ($10.10 per share).

Compensation of Directors

         Each director receives a $2,000 quarterly retainer fee plus an expense reimbursement of $750 for each meeting of the board of directors that he attends. However, in lieu of the foregoing, our Chairman of the Board receives a $75,000 annual retainer fee, which is paid in monthly installments. In addition, each non-employee director generally receives option grants for 7,000 shares of Spartan Motors common stock annually, 3,500 of which are granted on the last day of June and 3,500 of which are granted on the last day of December; however, the Chairman of the Board (if a non-employee director) receives option grants for 15,000 shares of Spartan Motors common stock annually, 7,500 of which are granted on the last day of June and 7,500 of which are granted on the last day of December. The exercise prices for all of these options, which are granted under our Stock Option and Restricted Stock Plan of 1998, are equal to the closing price for the shares on the date of the grant. Directors are also eligible to participate in the Spartan Motors, Inc. Directors' Stock Purchase Plan. This plan provides that non-employee directors of the Company may elect to receive at least 25% and up to 100% of their "director's fees" in the form of Spartan Motors common stock. The term "director's fees" means the amount of income payable to a non-employee director for his or her service as a director of Spartan Motors, including payments for attendance at meetings of Spartan Motors' board of directors or meetings of committees of the board, and any retainer fee paid to such persons as members of the board. A non-employee director who elects to receive Spartan Motors common stock in lieu of some or all of his or her director's fees will, on or shortly after each "applicable date," receive a number of shares of common stock (rounded down to the nearest whole share) determined by dividing (1) the dollar amount of the director's fees payable to him or her on the applicable date that he or she has elected to receive in common stock by (2) the market value of common stock on the applicable date. The term "applicable date" means any date on which a director's fee is payable to the participant. To date, no shares have been issued under this plan.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the board of directors develops and recommends to the board of directors Spartan Motors' executive compensation policies. The Compensation Committee also administers Spartan Motors' executive compensation program and recommends for approval to the board of directors the compensation to be paid to the Chief Executive Officer and other executive officers. The Compensation Committee consists of three directors, none of whom is a current or former employee of Spartan Motors.

Compensation Philosophy

         The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation as well as incentives to achieve superior financial performance. The Compensation Committee's policies are designed to achieve the following five primary objectives:

•	integrate management's compensation with the achievement of Spartan Motors' annual and long-term performance goals;

•	reward excellent corporate performance;

•	recognize individual initiative and achievement;

•	attract and retain qualified management; and

•	align the interests of management with those of shareholders to encourage achievement of continuing increases in shareholder value.

The Compensation Committee sets management compensation at levels that the Compensation Committee believes are consistent with other companies in Spartan Motors' industry.

         Executive compensation consists of both cash and equity, and includes:

•	base salary;

•	profit-sharing incentive bonus; and

•	long-term incentives through participation in stock option plans.

In addition, Spartan Motors provides various benefits to its employees, including Spartan Motors' executive officers.

         Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to the named executive officers in excess of $1 million annually, with some exceptions. We have examined our executive compensation policies in light of Section 162(m) and the regulations under that section. We do not expect that any portion of Spartan Motors' deduction for employee remuneration will be disallowed in 2004 or in future years by reason of awards granted in 2004.

Base Salary

         To attract and retain well qualified executives, the Compensation Committee's policy is to establish base salaries at levels and provide benefit packages that are considered to be competitive. Base salaries for executive officers are determined initially by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at companies in similar industries. Some of the companies used for this comparison are included in the indices used in the stock price performance graph presented in this proxy statement (see page 17).

         The Compensation Committee believes that base salaries should approximate the mid-point of the range of salaries paid for similar positions by companies in similar industries. The Compensation Committee may recommend adjustments on a periodic basis to maintain the desired levels of base salaries for Spartan Motors' executives.

         The Compensation Committee determines annual salary adjustments by evaluating the competitive marketplace and the performance of Spartan Motors and the executive officer, as well as any increased responsibilities assumed by the executive officer. Salary adjustments generally are determined and implemented on a 12-month cycle.

Annual Bonuses

         The Compensation Committee selects members of management to participate in Spartan Motors' incentive bonus program. The Compensation Committee considers several factors in determining the annual incentive bonus, if any, paid to management, including achievement of Spartan Motors' strategic and operating goals and an individual's achievement of personal goals. In addition, the Compensation Committee considers factors such as net earnings per share, revenues, return on assets and return on equity.

         In 2001, the board of directors adopted the Spartan Motors, Inc. Spartan Profit and Return Plan (the "SPAR Plan"). The SPAR Plan is intended to provide management with incentives to choose strategies and investments that maximize shareholder value, utilize a financial measurement consistent with the market's evaluation of Spartan Motors' performance and communicate Spartan Motors' financial objectives in a clear and quantifiable manner. Participants in the SPAR Plan include key management personnel and other persons that are included upon the recommendation of the President of Spartan Motors and the approval of the Chairman of the Board. The Compensation Committee is responsible for annually reviewing the provisions of the SPAR Plan and approving all payouts under it.

         Amounts payable under the SPAR Plan are based on the achievement of a target amount for Spartan Motors' net operating profit after tax for a given year, less a capital charge. This amount is known as the "SPAR amount." Each participant's bonus is determined by multiplying (1) his or her "target bonus percentage" (which is determined separately for different categories of employees) by (2) the SPAR multiple by (3) the participant's annual salary. The "SPAR multiple" is a fraction of the SPAR amount. For example, if Spartan Motors' net operating profit after tax for a given year, less the capital charge, was exactly equal to the applicable SPAR amount, then the SPAR multiple would be 1 for that year. The SPAR multiple is computed to one decimal. In addition, the SPAR Plan provides that participants may earn additional individualized bonuses based on the achievement of certain mutually agreed-upon personal objectives.

         The SPAR Plan generally requires that 25% of the amount that would otherwise be payable to a participant for a given year be "banked" (although individualized bonuses are not subject to banking). Amounts that are banked may be paid in future years but are subject to forfeiture in accordance with the terms of the SPAR Plan. Amounts that are banked accrue interest under the SPAR Plan.

Stock Option Plans

         Spartan Motors currently grants stock options under its 1994 Incentive Stock Option Plan, its Stock Option and Restricted Stock Plan of 1998, and its Stock Option and Restricted Stock Plan of 2003. Spartan Motors' stock option plans allow officers and employees to purchase common stock of Spartan Motors at a price established on the date of grant. Options granted under the Stock Option and Restricted Stock Plan of 1998 to non-employee directors must have an exercise price equal to at least 85% of the fair market value of Spartan Motors common stock on the date of grant. Incentive stock options granted under the 1994 Incentive

Stock Option Plan or the Stock Option and Restricted Stock Plan of 1998 must have an exercise price equal to at least 100% of the fair market value on the date of grant. Stock options granted under the Stock Option and Restricted Stock Plan of 2003 must be equal to or greater than 100% of the fair market value of Spartan Motors' stock on the grant date. The Compensation Committee administers all aspects of the plans and reviews, modifies (to the extent appropriate) and approves management's recommendations for awards.

         Absent unusual circumstances, the Compensation Committee historically has granted stock options on an annual basis to officers, employees and directors who are employees of Spartan Motors and on a biannual basis to directors who are not employees of Spartan Motors. (See "Compensation of Directors" on page 12.) Spartan Motors' stock option plans are designed to encourage long-term investment in Spartan Motors by participating executives and employees, more closely align executive and shareholder interests and reward executive officers and other employees for building shareholder value. The Compensation Committee believes stock ownership by management and other employees is beneficial.

         In determining the number of options to be awarded to an officer or employee, the Compensation Committee takes into consideration the levels of responsibility and compensation of the individual. The Compensation Committee also considers the recommendations of management (other than awards to the Chief Executive Officer), the individual performance of the officer or employee and the number of shares or other compensation awarded to officers or employees in similar positions at other companies. Generally, both the number of options granted and their proportion relative to the total number of options granted increase corresponding to the level of a participant's responsibility. Although the Compensation Committee also may consider the number of options already held by an officer or employee, the Compensation Committee does not consider this factor to be particularly important in determining the amounts of awards.

Chief Executive Officer

         The Chief Executive Officer's compensation is based on the policies and objectives outlined above for all executive officers. Mr. John Sztykiel's base salary in 2003 was approximately 10% above his 2002 salary. John Sztykiel's annual incentive bonus award for 2003 was $21,582, which includes Spartan Motors' quarterly bonus program and his annual incentive bonus under the SPAR Plan. During 2003, Spartan Motors generated a positive SPAR amount, and John Sztykiel met certain personal performance goals agreed upon with Spartan Motors. During 2003, John Sztykiel was awarded options to purchase 20,000 shares of Spartan Motors common stock.

Board Approval

         All recommendations of the Compensation Committee attributable to 2003 compensation were unanimous and were approved and adopted by the board of directors without modification.

Respectfully submitted,

George Tesseris, Chairman
Charles E. Nihart
David R. Wilson

Audit Committee Report

         The Audit Committee reviews and supervises on behalf of the board of directors Spartan Motors' procedures for recording and reporting the financial results of its operations. Spartan Motors' management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. As part of its supervisory duties, the Audit Committee has reviewed Spartan Motors' audited financial statements for the year ended December 31, 2003, and has discussed those financial statements with Spartan Motors' management.

         The Audit Committee has also discussed with Spartan Motors' independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, the judgments of the independent auditors concerning the quality, not just the acceptability, of Spartan Motors' accounting principles and such other matters that are required under applicable rules, regulations, generally accepted accounting principles or generally accepted auditing standards to be discussed with the independent auditors. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the Independence Standards Board and has discussed their independence from Spartan Motors and Spartan Motors' management with them, including a consideration of the compatibility of non-audit services with their independence.

         After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to Spartan Motors' board of directors that the audited financial statements for the year ended December 31, 2003 be included in Spartan Motors' Annual Report on Form 10-K for the year ended December 31, 2003.

Respectfully submitted,

Charles E. Nihart, Chairman
George Tesseris
David R. Wilson
Kenneth Kaczmarek

Stock Price Performance Graph

         The following graph compares the cumulative total shareholder return on Spartan Motors common stock to the CRSP Total Return Index for The Nasdaq Stock Market ("CRSP NASDAQ") and the CRSP Total Return Index for Trucking and Transportation Stocks reported on The Nasdaq Stock Market ("CRSP T&T"), over a five-year period ended December 31, 2003, using December 31, 1998 as the starting point. The CRSP NASDAQ is a broad-based equity market index developed by the Center for Research in Security Prices at the University of Chicago. The CRSP T&T is comprised of companies with a market capitalization similar to that of Spartan Motors and also is developed by the Center for Research in Security Prices. The CRSP NASDAQ index and CRSP T&T index both assume dividend reinvestment.

         Cumulative total shareholder return is measured by dividing (1) the sum of: (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the share price at the end and the beginning of the measurement period, by (2) the share price at the beginning of the measurement period.

         The dollar values for total shareholder return plotted in the graph above are shown in the table below:

DECEMBER 31	SPARTAN MOTORS	CRSP NASDAQ	CRSP T&T

1998	$ 100.00	$ 100.00	$ 100.00
1999	77.01	185.43	95.31
2000	30.21	111.83	86.63
2001	116.57	88.71	102.43
2002	209.83	61.33	104.32
2003	190.14	91.70	149.43

Independent Auditors

Proposal to Ratify Appointment of Ernst & Young LLP as Spartan Motors' Independent Auditors for the Current Fiscal Year

         Subject to the approval of shareholders, Spartan Motors' Audit Committee has appointed Ernst & Young LLP as its independent auditors for its 2004 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

         Your board of directors recommends that you vote FOR ratification of the appointment of Ernst & Young LLP.

Ernst & Young's Fees

         Ernst & Young served as the independent auditors for Spartan Motors for 2003. A summary of the fees paid to Ernst & Young during each of the last two calendar years is as follows:

	2003	2002

Audit Fees(1)	$ 248,136	$ 175,000
Auditor Related Fees(2)	10,300	0
Tax Fees(3)	250,125	297,430
Other Fees(4)	10,900	10,500

(1)

Represents the aggregate fees billed for professional services rendered by the principal accountant for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-Q or 10-QSB and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

Represents the aggregate fees billed for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Company's financial statements other than those included in "Audit Fees." These amounts consist of fees for services related to Sarbanes-Oxley compliance planning

(3)	Represents the aggregate fees for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning

(4)

Represents the aggregate fees for products and services provided by the principal accountant, other than the services reported in "Audit Fees," "Audit-Related Fees," or "Tax Fees." This amount is for fees rendered in connection with the audit of the Spartan Motors, Inc. Profit Sharing Plan

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires Spartan Motors' directors and officers and persons who beneficially own more than 10% of the outstanding shares of our common stock to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file with the SEC. Based solely on our review of the copies of such reports that we received, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 2003 fiscal year, we believe that our directors and officers complied with all applicable Section 16(a) filing requirements during 2003.

Shareholder Proposals

         Shareholder proposals intended to be presented at the annual meeting of shareholders in the year 2005 and that a shareholder would like to have included in the proxy statement and form of proxy relating to that meeting must be received by Spartan Motors for consideration not later than December 22, 2004 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Such proposals of shareholders should be made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934. All other proposals of shareholders that are intended to be presented at the annual meeting in the year 2005 must be received by Spartan Motors not later than December 22, 2005 or they will be considered untimely.

Solicitation of Proxies

         We will initially solicit proxies by mail. In addition, directors, officers and employees of Spartan Motors and its subsidiaries may solicit proxies by telephone or facsimile or in person without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by them. Spartan Motors will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees or other nominees for forwarding proxy material to beneficial owners.

Important Notice Regarding Delivery of Shareholder Documents.

         As permitted by Securities and Exchange Commission rules, only one copy of this proxy statement and the 2003 Annual Report to Shareholders is being delivered to multiple shareholders sharing the same address unless Spartan Motors has received contrary instructions from one or more of the shareholders who share the same address. We will deliver on a one-time basis, promptly upon written or verbal request from a shareholder at a shared address, a separate copy of our proxy statement and the 2003 Annual Report to Shareholders. Requests should be made to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1165 Reynolds Road, Charlotte, Michigan 44813, telephone 517-543-6400. Shareholders sharing an address who are currently receiving multiple copies of the proxy statement and annual report to shareholders may instruct us to deliver a single copy of such documents on an ongoing basis. Such instructions must be in writing, must be signed by each shareholder who is currently receiving a separate copy of the documents, must be addressed to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1165 Reynolds Road, Charlotte, Michigan 44813, and will continue in effect unless and until we receive contrary instructions as provided below. Any shareholder sharing an address may request to receive and instruct us to send separate copies of the proxy statement and annual report to shareholders on an ongoing basis by written or verbal request to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1165 Reynolds Road, Charlotte, Michigan 44813, telephone 517-543-6400. We will begin sending separate copies of such documents within thirty days of receipt of such instructions.

         Form 10-K Report Available.

         Spartan Motors' Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Spartan Motors, Inc., Attn: James W. Knapp, Secretary, 1165 Reynolds Road, Charlotte, Michigan 44813. In addition, Spartan Motors' Form 10-K Annual Report to the Securities and Exchange Commission is available on Spartan Motors' website at www.spartanmotors.com in the "Investor Information" section.

BY ORDER OF THE BOARD OF DIRECTORS

James W. Knapp
Secretary

Charlotte, Michigan
April 22, 2004

APPENDIX A

SPARTAN MOTORS, INC.

AUDIT COMMITTEE CHARTER

Effective February 17, 2004

         This Charter governs the organization and operation of the Audit Committee of the Board of Directors of Spartan Motors, Inc. (the "Company") and has been approved by the Company's Board of Directors. All amendments to this Charter shall be approved by the Board of Directors.

I.	ROLE:

The primary purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company's financial statements and the accounting and financial reporting process, the Company's systems of internal accounting and financial controls, the qualification and independence of outside auditors, the annual independent audit of the Company's financial statements, legal and regulatory compliance and ethics issues. In so doing, it is the Audit Committee's responsibility to maintain free and open communication between the Audit Committee, the independent auditor and management. In discharging its oversight role, the Audit Committee is empowered to investigate and/or review any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Audit Committee is empowered to retain outside legal counsel and accounting or other experts and advisors as the Audit Committee deems necessary to carry out its duties. However, while the Audit Committee is empowered to retain outside consultants, it is not expected to do so routinely. Rather, it is expected that such authority would be exercised in response to specific circumstances giving rise to an Audit Committee determination that such action is in the best interest of the Company and its shareholders.
II.	MEMBERSHIP:

A.         Independence/Composition. The Audit Committee shall be comprised of not less than three members. The members of the Audit Committee:
•	Shall be members of the Company's Board of Directors.

•

Shall be independent of management and the Company and its subsidiaries. Members of the Audit Committee shall be considered independent if they have (1) no relationship that may interfere with the exercise of their independence from management and the Company, (2) other than fees for board service, receive, directly and indirectly, only the directors' fees and other compensation that is permitted under applicable laws, rules and regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other rules and regulations of the Securities and Exchange Commission (the "Commission") and applicable rules, listing standards and other requirements of The NASDAQ Stock Market, Inc.

(collectively, "Laws"), (3) are not affiliated persons (as defined in Rule 10A-3 under the Exchange Act or other applicable Laws) of the Company or any of its subsidiaries, (4) have not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and (5) otherwise qualify as independent under applicable Laws. Notwithstanding the above, one director who is not independent may serve as a member of the Audit Committee as and if permitted by applicable Laws.

•

At the time of their appointment to the Audit Committee, shall be financially literate, able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement, and have a working familiarity with basic financial and accounting practices and audit committee functions. Committee members are encouraged to participate in relevant and appropriate continuing education to better understand the Company's business and the environment in which the Company operates.

•

In addition, at least one member of the Audit Committee shall (i) be an "audit committee financial expert" as defined by applicable Laws and (ii) have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Any questions concerning a director's independence or qualification to serve on the Audit Committee will be determined by the Board of Directors in its business judgment and in accordance with applicable Laws. A Committee member may be removed for any reason by a majority vote of the Board of Directors.

B.         Appointment. The members of the Audit Committee shall be nominated by the Nominating Committee and appointed annually by the Board of Directors to three-year terms coinciding with their terms on the Board of Directors. The Nominating Committee shall recommend, and the Board shall designate, one member of the Audit Committee as Chairperson. Audit Committee members may be removed and replaced by the Board.

III.	MEETINGS:

A.         Schedule. The Audit Committee shall hold regular meetings at least quarterly each fiscal year. The meeting schedule shall include sessions with management, and the independent auditor. Each regularly scheduled meeting of the Audit Committee shall, however, conclude with an executive session of the Audit Committee, absent members of management and on such terms and conditions as the Audit Committee may determine. Special meetings of the Audit Committee may be called by the Audit Committee Chairperson or the Chief Financial Officer, or pursuant to any other procedures established by the Audit Committee. In addition, the independent auditor or legal counsel may, at any time, request and cause to be convened a meeting with the Audit

Committee or Committee Chairperson, with or without management attendance. Pre-meeting materials are expected to be distributed to Audit Committee members in sufficient time prior to meetings to permit review by members before such meetings. Audit Committee members are expected to review those materials before the meeting. Meetings will focus on substantive issues of current importance and be of duration adequate to permit full discussion of all agenda items.

B.         Minutes/Reports. The Audit Committee shall keep written minutes of its meetings, including a report of all actions taken by it. Such minutes shall be delivered to the Board of Directors and shall be maintained with the books and records of the Company.
IV.	RESPONSIBILITIES:

The Company's management is responsible for preparing the Company's financial statements, and the independent auditor is responsible for auditing the Company's financial statements. The Company's financial management, including the independent auditor, have more time, knowledge and more detailed information of the Company than does the Audit Committee. Consequently, the Audit Committee's role is one of oversight and does not provide any expert assurance or certification as to the Company's financial statements or the work of the independent auditor.

The following functions are the common recurring activities of the Audit Committee in carrying out its oversight function. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate and consistent with applicable Laws and that the Audit Committee's policies and procedures should remain flexible in order to best react to changing conditions and circumstances. Without limiting the general authority, duties and responsibilities set forth in Rule 10A-3 under the Securities Exchange Act, the Audit Committee shall have the following authority, duties and responsibilities:
A.	Document and Report Review

1.	Review and assess the adequacy of this Charter periodically or as conditions dictate (no less often than annually) and recommend any changes to this Charter to the Board of Directors.

2.

Review and discuss with management and the independent auditor the Company's financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") to be included in the Company's Annual Report on Form 10-K or otherwise submitted to the Commission or to the public, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements and MD&A. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditor under generally accepted auditing standards or applicable Laws.

3.	Recommend to the Board of Directors whether to sign the filing of the annual report on Form 10-K, based upon the Audit Committee's review of the annual financial statements included in the Form 10-K.

4.

Review and discuss with management and the independent auditor the Company's financial statements and MD&A to be included in the Company's Quarterly Reports on Form 10-Q or otherwise submitted to the Commission or to the public, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements and MD&A. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditor under generally accepted auditing standards or applicable Laws.

5.	Review and discuss with management, prior to release or dissemination, earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

B.	Independent Auditor

1.

Be directly responsible and have sole authority to select and appoint, determine the compensation of and funding for, evaluate, oversee and, if necessary, remove the Company's independent auditor. The independent auditor shall report and be accountable directly to the Audit Committee, and the Audit Committee shall oversee the resolution of any disagreements between management and the independent auditor regarding financial reporting. As used herein, the term "independent auditor" means any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.

2.

Discuss with the independent auditor the overall scope and plans for its audit, including the budget, adequacy of staffing and compensation. The Audit Committee shall review any identified audit problems or difficulties and discuss management's responses thereto. The Audit Committee shall also meet separately with management and the independent auditor to discuss the results of the Audit Committee's examinations.

3.

On an annual basis, review and discuss with the independent auditor all significant relationships the auditor has with the Company to determine the auditor's objectivity and independence, undertaking or recommending appropriate action to continue that independence.

4.	Have the sole authority to implement and administer the Company's Policy Regarding the Approval of Audit and Permissible Nonaudit Services Provided by the Independent Auditor.

5.

Review the independent auditor's attestation and report on management's internal control report, and hold timely discussions with the independent auditor regarding the content of that attestation and report.

6.

At least annually, obtain and review a formal written report by the independent auditor, consistent with applicable Laws and standards set by the Independence Standards Board or other applicable bodies, regarding:

(a)	The firm's internal quality control procedures;

(b)

Any material issues raised by the most recent internal quality-control review, peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(c)

All relationships between the independent auditor and its related entities and the Company and its related entities (with a confirmation that in the professional judgment the auditor is independent of the Company under all applicable Laws). If the Audit Committee is not satisfied with the auditors' assurances of independence, it shall take appropriate action to ensure the independence of the independent auditor.

7.	Annually review the performance of the independent auditor and report the Audit Committee's conclusions to the Board of Directors.

8.

May establish or approve Company hiring policies for employees or former employees of the independent auditor. At a minimum, such hiring policies must conform to the requirements of Sections 201 (g) and (h) and 202 (i) of the Sarbanes-Oxley Act. 15 USC §§ 78j-1 (g) - (i) (2003).

C.	Financial Reporting Processes

1.	Review the integrity of the Company's financial reporting process, both internal and external, giving consideration to consultation with management and the independent auditor.

2.

Review the Company's critical accounting policies and practices as well as consider and approve, as appropriate, major changes to the Company's accounting policies and practices as suggested by the independent auditor and management, as well as any questions relating thereto.

3.

Periodically review and assess the adequacy of the Company's policies and practices related to related-party transactions, conduct an appropriate review of all related-party transactions for potential conflicts of interest situations on an ongoing basis, and review the Company's list of related-party transactions to determine that all required disclosures are in the Company's financial statements. All such transactions must be evaluated and approved by the Committee.

4.

Establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

D.	Internal Audit

1.	Discuss with management and the independent auditor the necessity of an internal audit function.

2.	To the extent an internal audit function is considered necessary, oversee the organization, objectivity, responsibilities, plans, budgets and staffing of such a function.

E.	Ethical and Legal Compliance

1.

Review the Company's policies and practices related to codes of conduct, conflicts of interest, ethical conduct and compliance with key regulatory issues to determine that management has maintained a system to comply with expected ethical and legal requirements.

2.	Review with the Company's counsel legal compliance matters including corporate securities trading policies.

3.	Review with the Company's counsel reports on the status of any legal or regulatory matters, such as threatened or pending litigation, that may result in a material financial impact to the Company.

4.	Discuss the Company's risk assessment and risk management, any steps taken by management to control or mitigate risk exposure, and any audit problems or difficulties and management's response thereto.

F.	Other

1.	Prepare the Audit Committee report to be included in the Company's annual proxy statement to shareholders, as well as any other reports required of the Audit Committee.

2.

Obtain advice and assistance from outside legal, accounting or other advisors as deemed appropriate to perform the Audit Committee's duties and responsibilities. The Audit Committee has the sole authority to retain and determine the funding for such advisors.

3.

Investigate, when deemed necessary, potential improprieties or known improprieties in Company operations. The Audit Committee shall conduct investigations and, if necessary, retain outside experts with respect to any alleged illegality that may be brought to the Audit Committee's attention. The Audit Committee shall have the ability to investigate any matter within the scope of its responsibility and engage legal counsel, independent experts and other resources to assist in any such investigation.

4.	Perform any other activities consistent with this Charter, the Company's Bylaws and applicable Laws, as the Audit Committee or the Board of Directors deems necessary or appropriate.

V.	FUNDING:

The Company must provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors, for payment of compensation to the independent auditor, compensation to any advisers employed by the Audit Committee in accordance with this Charter and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
VI.	LIMITATIONS:

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine if the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

PROXY	SPARTAN MOTORS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 18, 2004	PROXY

         The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Shareholders of Spartan Motors, Inc. to be held at the Road Rescue plant, 2914 Spartan Place, Marion, South Carolina on May 18, 2004 and hereby appoints Richard J. Schalter and James W. Knapp, or either of them, proxies of the undersigned, each with full power of substitution, to vote all shares in Spartan Motors, Inc. held of record by the undersigned as of April 1, 2004 at such Annual Meeting, and at any adjournment thereof, for the purpose of acting upon the proposals referred to on the reverse side, and of acting in their discretion upon such other matters as may come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE. Where a vote is specified, the proxies will vote the shares represented by this proxy FOR the election of all nominees listed for directors, FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the current fiscal year and in accordance with their discretion on such other matters that may come before the meeting. The proxies cannot vote your shares unless you sign and return this card.

(Continued and to be signed on the reverse side)

Spartan Motors, Inc.

☒Please mark your votes as in this example using dark ink only.

Your Board of Directors Recommends That You VOTE FOR ALL NOMINEES AND THE OTHER PROPOSAL.

		For ☐	Withheld ☐	Nominees:	George Tesseris David R. Wilson
1.	To elect two directors for three-year terms expiring in 2007.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike through that nominee's name in the list at right.)

2.	To ratify the Audit Committee's appointment of Ernst & Young LLP as independent auditors for the current fiscal year.	For ☐	Against ☐	Abstain ☐

SIGNATURE(S)	Date:	, 2004

Note:

Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, guardian or trustee, indicate title or capacity of person signing. If shares are held jointly, each holder should sign.